Exhibit 5.1

Austin  |  Charlotte  |  Dall as  |  Fort Worth  |  Houston  |  New York  |  San Antonio  |  The Woodlands

2728 N. Harwood Street Suite 500 Dallas, TX 75201	214.745.5000 office 214.745.5390 fax winstead.com

February 9, 2023

Blackboxstocks, Inc.

5430 LBJ Freeway, Suite 1485

Dallas, Texas 75240

Ladies and Gentlemen:

We have acted as counsel to Blackboxstocks, Inc., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 2,450,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), to be issued by the Company pursuant to Blackboxstocks, Inc. 2021 Stock Incentive Plan, as amended (the “Plan”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Plan, (iii) the Articles of Incorporation (the “Articles of Incorporation”) of the Company, as currently in effect; (iv) the Amended and Restated Bylaws (the “Bylaws”) of the Company, as currently in effect, and (v) such other records, certificates and documents as we have deemed appropriate or necessary for the purposes of this opinion. We have also examined originals or copies of such corporate records of the Company and have made such examinations of law and other investigations as we have deemed relevant.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents, certificates and instruments submitted to us as originals; (iv) the conformity with the originals of all documents supplied to us as copies; (v) the accuracy and completeness of all corporate records and documents made available to us by the Company; and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinions stated herein. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents. We have also assumed that, at or prior to the time of the issuance and delivery of any Shares, that there will not have occurred any change in law, change in the Company’s Articles of Incorporation, or further action by the Company’s board of directors, in each case affecting the validity of the issuance of the Shares.

With respect to our opinions as to the Shares, we have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Plan; and (iii) with respect to Shares offered, there will be sufficient shares of Common Stock authorized under the Company’s Articles of Incorporation and not otherwise reserved for issuance.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of and for legal consideration in excess of par value in the circumstances contemplated by the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), assuming, in each case, that the individual issuances, grants or awards under the Plan are duly authorized by all necessary corporate action of the Company, will be validly issued, fully paid and non-assessable.

Our opinions herein are expressed solely as to the federal laws of the United States and Chapter 78 of the Nevada Revised Statutes. We express no opinion as to the laws of any other jurisdiction. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter. The opinion expressed in this letter is provided as a legal opinion only and not as any guarantee or warranty of the matters discussed herein, and such opinion is strictly limited to the matters stated herein, and no other opinion may be implied therefrom.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

WINSTEAD PC

/s/ Winstead, PC